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National Atlantic Holdings Corporation

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY

CUSIP 63253Y 10 7
SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

THIS CERTIFIES that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $.01 EACH OF

NATIONAL ATLANTIC HOLDINGS CORPORATION, transferable on the books of the Corporation maintained for that purpose by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

NATIONAL ATLANTIC HOLDINGS CORP. INCORPORATED 1994 NEW JERSEY

Secretary

Chief Executive Officer

COUNTERSIGNED AND REGISTERED
EquiServe Trust Company, N.A.
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED OFFICER

NATIONAL ATLANTIC HOLDINGS CORPORATION

      THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	— as tenants in common — as tenants by the entireties — as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT —	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

      Additional abbreviations may also be used though not in the above list.

      For value received, ____________________________________ hereby sell, assign and transfer unto

      NOTICE:     The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee

 Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,